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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459

                                 -------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 -------------

                            June 30, 1999 (April 20, 1999)
                Date of Report (Date of earliest event reported)


                            TYLER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                     1-10485                   75-2303920
    ---------------                -----------               ----------------
    (State or other                (Commission               (I.R.S. Employer
    jurisdiction of                File Number)             Identification No.)
   incorporation or
     organization)


                            2800 W. Mockingbird Lane
                               Dallas, Texas 75235
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (214) 902-5086
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



================================================================================

The undersigned hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed May 4, 1999, as set forth in the pages attached hereto:


Item 7(a). Amended to include audited financial statements of Process, Incorporated d/b/a Computer Center Software and MUNIS for the following periods:

            Balance Sheets at September 30, 1998 and March 31, 1999 (unaudited) Statements of Operations for the year ended September 30, 1998 and the six months ended March 31, 1998 and March 31, 1999
               (unaudited)
            Statements of Changes in Shareholders' Equity for the year ended
                September 30, 1998 and the six months ended March 31, 1999 (unaudited)
            Statements of Cash Flows for the year ended September 30, 1998 and the six months ended March 31, 1998 (unaudited) and March 31, 1999 (unaudited)
            Notes to Financial Statements.


Item 7(b).  Amended to include unaudited pro forma condensed consolidated financial statements.

Item 7(c).  Exhibits
            23.1 Consent of Marshall & Libby

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            TYLER TECHNOLOGIES, INC.




Date:    June 30, 1999          By:   /s/ Theodore L. Bathurst
                                      ------------------------------------------
                                      Theodore L. Bathurst
                                      Vice President and Chief Financial Officer
                                      (principal financial officer)




Date:    June 30, 1999          By:   /s/ Terri L. Alford
                                      ------------------------------------------
                                      Terri L. Alford
                                      Controller
                                      (principal accounting officer)

ITEM 7(a)

                               PROCESS, INC. D/B/A
                                      MUNIS

                              FINANCIAL STATEMENTS

                        YEAR ENDED SEPTEMBER 30, 1998 AND
                         THE SIX MONTHS ENDED MARCH 31,
                                  1999 AND 1998
                                   (UNAUDITED)

                            PROCESS, INC. D/B/A MUNIS

                              FINANCIAL STATEMENTS

             YEAR ENDED SEPTEMBER 30, 1998 AND THE SIX MONTHS ENDED
                             MARCH 31, 1999 AND 1998
                                   (UNAUDITED)










                                TABLE OF CONTENTS


Independent Auditors' Report                                           1


Financial Statements:

    Balance Sheets                                                    2-3

    Statements of Operations                                           4

    Statements of Changes in Shareholders' Equity                      5

    Statements of Cash Flows                                          6-7

    Notes to Financial Statements                                    8-20

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Process, Inc. d/b/a MUNIS
Falmouth, Maine

We have audited the accompanying balance sheet of Process, Inc. d/b/a MUNIS as of September 30, 1998, and the related statements of operations and changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Process, Inc. d/b/a MUNIS as of September 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Marshall & Libby



Portland, ME
December 10, 1998, except for Note L, as to which the date is April 20, 1999, and Note K, as to which the date is May 28, 1999

                           PROCESS, INC. D/B/A MUNIS

                                 BALANCE SHEETS








                                     ASSETS

                                                                March
                                              September        31, 1999
                                               30, 1998       (Unaudited)
                                             ------------     ------------
CURRENT ASSETS:
      Cash                                   $          0     $     13,112
      Accounts receivable (Note B)              7,139,931        7,562,423
      Due from stockholders (Note E)              151,046          205,402
      Inventories (Note A)                        109,759          482,133
      Prepaid expenses                             63,607           19,522
                                             ------------     ------------

                 Total current assets           7,464,343        8,282,592
                                             ------------     ------------

FURNITURE AND EQUIPMENT (Notes B and D):
      Furniture and fixtures                    1,046,879        1,144,746
      Equipment                                   881,178          983,563
                                             ------------     ------------
                                                1,928,057        2,128,309
      Less accumulated depreciation             1,065,572        1,193,572
                                             ------------     ------------

                                                  862,485          934,737
                                             ------------     ------------

OTHER ASSETS:
      Federal tax deposit (Note H)                 81,615           81,615
                                             ------------     ------------

                                             $  8,408,443     $  9,298,944
                                             ============     ============


                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                   March
                                                                September        31, 1999
                                                                 30, 1998       (Unaudited)
                                                               ------------     ------------
CURRENT LIABILITIES:
      Demand notes payable (Note J)                            $    592,146     $    210,611
      Current portion of long-term notes payable (Note C)           152,538          164,360
      Current obligations under capital leases (Note D)               7,272            1,216
      Accounts payable                                              775,452        1,312,335
      Deferred revenue                                            3,069,886        2,585,067
      Accrued expenses                                            1,627,608        1,238,760
      Customer deposits                                           1,128,010        1,471,044
                                                               ------------     ------------

                   Total current liabilities                      7,352,912        6,983,393
                                                               ------------     ------------

LONG-TERM LIABILITIES:
      Notes payable (Note C)                                        292,267          199,247

COMMITMENTS AND CONTINGENCIES (Notes D and G)

SHAREHOLDERS' EQUITY:
      Common stock, $100 par value, 800 shares authorized,
          85 shares issued and outstanding                            8,500            8,500
      Additional paid-in capital                                      1,500            1,500
      Retained earnings (Note I)                                    753,264        2,106,304
                                                               ------------     ------------
                                                                    763,264        2,116,304
                                                               ------------     ------------

                                                                  8,408,443        9,298,944
                                                               ============     ============

                            See accompanying notes.

                            PROCESS, INC. D/B/A MUNIS

                            STATEMENTS OF OPERATIONS



                                                                                             Six Months Ended
                                                                  Year Ended                    March 31,
                                                                  September             1999                 1998
                                                                  30, 1998           (Unaudited)          (Unaudited)
                                                              ---------------      ---------------      ---------------
REVENUES:
     Software licenses                                        $     5,322,339      $     3,667,723      $     1,419,556
     Professional services                                          3,145,550            2,678,673            1,025,385
     Hardware                                                       2,381,628              760,035            1,039,992
     Maintenance and other                                          3,159,090            2,637,138            1,765,524
                                                              ---------------      ---------------      ---------------
                 Total revenues                                    14,008,607            9,743,569            5,250,457
                                                              ---------------      ---------------      ---------------

COST OF REVENUES:
     Cost of third party licenses                                   1,195,358              756,771              348,628
     Cost of hardware                                               2,016,507              667,687              893,099
     Cost of services                                               4,000,762            2,097,397            1,847,195
     Other                                                             70,848              513,604              101,007
                                                              ---------------      ---------------      ---------------
                 Total cost of revenues                             7,283,475            4,035,459            3,189,929
                                                              ---------------      ---------------      ---------------

OPERATING EXPENSES:
     Employment expenses                                            3,189,084            2,452,133            1,252,300
     Travel and entertainment                                         652,886              385,762              297,597
     Telephone                                                        231,509              170,969              103,095
     Occupancy expense                                                497,190              267,480              236,251
     Promotion                                                         76,069               50,237               37,207
     Operational expenses                                             899,643              319,965              364,413
     Depreciation                                                     226,650              128,000              102,000
                                                              ---------------      ---------------      ---------------
                 Total operating expenses                           5,773,031            3,774,546            2,392,863
                                                              ---------------      ---------------      ---------------
                 Income (loss) from operations                        952,101            1,933,564             (332,335)

OTHER INCOME (EXPENSE):
     Interest expense                                                 (68,257)             (26,237)             (25,959)
     State taxes                                                      (42,147)             (38,361)             (20,619)
                                                              ---------------      ---------------      ---------------
                 Total other income (expense)                        (110,404)             (64,598)             (46,578)
                                                              ---------------      ---------------      ---------------
                 Net income (loss)                            $       841,697      $     1,868,966      $      (378,913)
                                                              ===============      ===============      ===============

PRO FORMA INCOME DATA (UNAUDITED):
     Net income (loss) as reported                            $       841,697      $     1,868,966      $      (378,913)
     Pro forma adjustment to provide income (tax) benefit            (354,879)            (791,199)             105,616
                                                              ---------------      ---------------      ---------------
     Pro forma net income (loss)                              $       486,818      $     1,077,767      $      (273,297)
     Pro forma basic income (loss) per share                  $         5,727      $        12,680      $        (3,215)

     Weighted average common shares outstanding
         for basic income (loss) per share computation                     85                   85                   85



                             See accompanying notes.
                                                                               4

                            PROCESS, INC. D/B/A MUNIS

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

             YEAR ENDED SEPTEMBER 30, 1998 AND THE SIX MONTHS ENDED
                           MARCH 31, 1999 (UNAUDITED)






                                                                        Additional
                                            Common Stock                 Paid In         Retained
                                       Shares           Amount           Capital         Earnings         Total
                                     -----------      -----------      -----------     -----------     -----------
Balance at October 1, 1997,
      As previously reported                  85      $     8,500      $     1,500     $ 1,007,502     $ 1,017,502

Prior period adjustment (Note K)                                                          (601,629)       (601,629)
                                                                                       -----------     -----------

Balance at October 1, 1997,
      As restated                                                                         405,873          415,873
                                                                                       -----------     -----------

Net income                                                                                841,697          841,697
Less S Corporation distribution                                                          (494,306)        (494,306)
                                     -----------      -----------      -----------     -----------     -----------

Balance at September 30, 1998                 85            8,500            1,500         753,264         763,264

Net income (unaudited)                                                                   1,868,966       1,868,966
Less S Corporation distribution                                                           (515,926)       (515,926)
      (Unaudited)

                                     -----------      -----------      -----------     -----------     -----------
Balance at March 31, 1999                     85      $     8,500      $     1,500     $ 2,106,304     $ 2,116,304
      (Unaudited)                    ===========      ===========      ===========     ===========     ===========






                             See accompanying notes.
                                                                               5

                           PROCESS, INC. D/B/A MUNIS

                            STATEMENTS OF CASH FLOWS



                                                                                      Six Months Ended
                                                                Year Ended                 March 31,
                                                                 September          1999               1998
                                                                 30, 1998        (Unaudited)       (Unaudited)
                                                               ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Cash received from customers                             $ 11,896,787      $  9,716,175      $  5,494,830
      Cash paid to suppliers                                     (7,219,685)       (4,407,833)       (3,393,221)
      Cash paid for wages and other operating                    (4,413,203)       (3,991,309)       (2,249,427)
          expenses
      Interest paid                                                 (68,257)          (26,237)          (25,959)
      Taxes paid                                                    (67,692)          (38,361)          (20,619)
                                                               ------------      ------------      ------------
                  Net cash provided by (used in) operating
                       activities                                   127,950         1,252,435          (194,396)
                                                               ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property and equipment                          (339,214)         (200,252)         (220,541)
      Casualty gain                                                   3,524                 0                 0
                                                               ------------      ------------      ------------

                  Net cash (used in) investing activities          (335,690)         (200,252)         (220,541)
                                                               ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from short-term debt                               6,964,699         4,611,331         3,639,577
      Proceeds from long-term debt                                  200,000                 0           200,000
      Payments on capital leases                                    (13,680)           (6,056)           (6,655)
      Payments on long-term debt                                   (135,733)          (81,198)          (56,810)
      Payments on short-term debt                                (6,455,369)       (4,992,866)       (3,323,507)
      Stockholder distributions                                    (494,306)         (515,926)         (211,206)
      Stockholder loan                                              (31,409)          (54,356)                0
                                                               ------------      ------------      ------------

                  Net cash provided by (used in)
                       financing activities                          34,202        (1,039,071)          241,399
                                                               ------------      ------------      ------------

                  Net increase (decrease) in cash                  (173,538)           13,112          (173,538)

CASH,  beginning of period                                          173,538                 0           173,538
                                                               ------------      ------------      ------------

                  Cash, end of period                          $          0      $     13,112      $          0
                                                               ============      ============      ============



                                                                                        Six Months Ended
                                                                Year Ended                  March 31
                                                                 September           1999             1998
                                                                 30, 1998         (Unaudited)      (Unaudited)
                                                              ----------------   --------------   --------------
RECONCILIATION OF NET INCOME  (LOSS)
      TO NET CASH PROVIDED BY  (USED IN)
          OPERATING ACTIVITIES:
NET INCOME (LOSS)                                              $    841,697      $  1,868,966      $   (378,913)
                                                               ------------      ------------      ------------

ADJUSTMENTS TO RECONCILE NET INCOME
      (LOSS) TO NET CASH PROVIDED BY (USED
          IN) OPERATING ACTIVITIES:
      Depreciation                                                  226,651           128,000           102,000
      Other                                                            (515)                0                 0
      Changes in operating assets and liabilities:
              Accounts receivable                                (4,066,646)         (422,492)          (63,948)
              Note receivable                                        32,360                 0            32,360
              Inventories                                            63,790          (372,374)           10,942
              Prepaid expenses                                      (44,431)           44,085               466
              Federal tax deposit                                   (40,851)                0                 0
              Accounts payable                                      112,254           536,883          (214,234)
              Deferred revenue                                    1,594,553          (484,819)          193,033
              Accrued expenses                                    1,035,891          (388,848)          (61,979)
              Customer deposits                                     373,197           343,034           185,877
                                                               ------------      ------------      ------------

                  Total adjustments                                (713,747)         (616,531)          184,517
                                                               ------------      ------------      ------------
                  Net cash provided by (used in) operating
                        activities                             $    127,950      $  1,252,435      $   (194,396)
                                                               ============      ============      ============


                            PROCESS, INC. D/B/A MUNIS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                  (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The Company specializes in providing industry standard computer solutions, principally to local and county governments, schools and nonprofit organizations with its primary product known as MUNIS--Registered Trademark. The Company offers a complete line of services which include computer hardware, software, installation, training, support and programming. The Company grants credit to customers and conducts its business primarily in the eastern states region.

Effective January 4, 1999, the Company changed its name from Process, Inc. d/b/a Computer Center Software to Process, Inc. d/b/a MUNIS.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Inventories - Inventories consist of computer equipment and supplies held for resale and are valued at the lower of actual cost or market, on a first-in first-out (FIFO) basis. Cost is determined by specific identification of each unit.

Furniture and equipment - Furniture and equipment are carried at cost. Major additions are charged to equipment accounts while repairs and maintenance which do not improve or extend the life of the respective assets are expensed currently.

Assets are depreciated over estimated useful lives of 3 to 10 years on both the straight-line method and accelerated methods as allowable for tax purposes. The differences in depreciation expense resulting from the use of these methods and those allowable under generally accepted accounting principles are not material.

                            PROCESS, INC. D/B/A MUNIS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                  (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)


NOTE A -SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

Impairment of Long-Lived Assets - The Company accounts for its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Software Development Costs - In accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," software development costs are expensed prior to the establishment of technological feasibility of the software development project. Costs incurred after that point are capitalized until the product is available for general release. No such costs have been capitalized at September 30, 1998.

Revenue recognition - The Company derives revenue from software licenses, postcontract customer support ("PCS"), and services. Postcontract customer support includes telephone support, bug fixes, and rights to upgrade on a when-and-if available basis. Services range from installation, training, and basic consulting to software modification and customization to meet specific customer needs. In software arrangements that include rights to multiple software products, specified upgrades, PCS, and/or other services, the Company allocates the total arrangement fee among each deliverable based on the relative fair value of each of the deliverables, determined based on vendor-specific objective evidence.

                            PROCESS, INC. D/B/A MUNIS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                  (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)


NOTE A -SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

In October 1997, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 97-2, Software Revenue Recognition, which supersedes SOP 91-1. The Company was required to adopt SOP 97-2 for software transactions entered into beginning January 1, 1998.

The effects of adopting the provision of SOP 97-2 were not material.

The Company recognizes revenue in accordance with SOP 97-2 as follows:

    Software Licenses - The Company recognizes the revenue allocable to software licenses and specified upgrades upon delivery and installation of the software product or upgrade to the end user, unless the fee is not fixed or determinable or collectibility is not probable. If the fee is not fixed or determinable, revenue is recognized as payments become due from the customer. The Company provides a reserve for estimated returns, if any, under the standard acceptance terms at the time the revenue is recorded. For those arrangements that include acceptance terms beyond the Company's standard terms, revenue is not recognized until acceptance has occurred. If collectibility is not considered probable, revenue is recognized when the fee is collected. Arrangements that include software services, such as training or installation, are evaluated to determine whether those services are essential to the functionality of other elements of the arrangement.

A majority of the Company's software arrangements involve off-the-shelf software and the multiple elements are not considered essential to the functionality of the software. For those software arrangements in which services are not considered essential, the software license fee is recognized as revenue after delivery and installation have occurred, customer acceptance is reasonably assured, the license fee is substantially billable and remaining services other than training are considered nominal.

                            PROCESS, INC. D/B/A MUNIS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                  (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)


NOTE A -SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

    Software Services - When software services are considered essential, revenue under the entire arrangement is recognized as the services are performed using the percentage-of-completion contract accounting method. When software services are not considered essential, the fee allocable to the service element is recognized as revenue as the services are performed.


    Computer Hardware Equipment - Revenue allocated to equipment based on vendor specific evidence of fair value is recognized when the equipment is delivered and collection is probable.

    Postcontract Customer Support (PCS) - Revenue allocated to PCS is recognized on a straight-line basis over the period the PCS is provided (including free maintenance periods.)

    Contract Accounting - For arrangements that include customization or modification of the software, or where software services are otherwise considered essential, revenue is recognized using contract accounting. Revenue from these software arrangements is recognized on a percentage-of-completion method with progress-to-completion measured based primarily upon labor hours incurred.

    Deferred revenue consists primarily of payments received in advance of revenue being earned under software licensing, software and hardware installation, support and maintenance contracts.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk include accounts receivable. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management expectations. Concentrations of credit risk with respect to receivables are limited due to the wide variety of customers and markets into which the Company's products and services are provided, as well as their dispersion across many different geographic areas. As a result, as of September 30, 1998, the Company does not consider itself to have any significant concentrations of credit risk.

                            PROCESS, INC. D/B/A MUNIS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                  (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)


NOTE A -SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

Financial Instruments

The carrying value of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair value because of the short maturity of these instruments.

Based upon the borrowing rates available to the Company for bank loans with similar terms and average maturities, the carrying value of the notes payable and long-term debt was $1,044,223, which approximates its fair value at September 30, 1998.

Research and Development and Advertising Costs

The Company expenses all research and development costs as incurred. The Company incurred no significant research and development costs during the year ended September 30, 1998. The Company expenses advertising as incurred. Advertising expense for the year ended September 30, 1998 was approximately $54,000.

Comprehensive Income

The Company has adopted the provisions of SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in an annual financial statement that is displayed with the same prominence as other annual financial statements. Reclassification of financial statements for earlier periods, provided for comparative purposes, is required. The statement also requires the accumulated balance of other comprehensive income to be displayed separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position.

                            PROCESS, INC. D/B/A MUNIS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                  (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE A -SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

Comprehensive Income (continued)

Comprehensive income (loss) for the year ended September 30, 1998 and the six months ended March 31, 1999 and 1998 is the same as the Company's reported net income (loss)for these periods and there is no other accumulated balance of other comprehensive income as of September 30, 1998 and March 31, 1999 and 1998.

Earnings Per Share

Basic earnings (loss) per share has been computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding for the year. Diluted earnings (loss) per share is computed by dividing earnings available for common shareholders by the weighted average number of shares outstanding plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued. No dilutive securities were issued or outstanding for any periods presented.

Unaudited Interim Financial Information

Interim information for the six months ended March 31, 1999 and 1998, including such information in the notes to the financial statements, is unaudited. This information has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation of the results of such period. Financial results for the interim period are not necessarily indicative of the results for a full year.

Income Taxes

The Company has elected to be treated as an S Corporation pursuant to the provisions of the Internal Revenue Code. The Company's taxable income is included with the taxable income of the shareholders; consequently, no provision for federal income tax have been included in the historical financial statements. The Company is subject to state income and franchise tax in various states in which it does business.

                            PROCESS, INC. D/B/A MUNIS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                  (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)


NOTE A -SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

Income Taxes (continued)

The unaudited pro forma provision for income taxes for the periods presented on the statements of operations represents the estimated taxes that would have been recorded had the Company been a C Corporation for income tax purposes for the period.

Balance Sheet (Unaudited)

In connection with the acquisition of the Company by Tyler Corporation, the Company terminated its S Corporation status (see Note K ).

The March 31, 1999 balance sheet (unaudited) has been adjusted to reflect the payment of distributions to the Company's common stock shareholders in 1999 in the estimated amount of $515,926 in respect of the remaining federal tax liabilities attributable to the Company's Subchapter S earnings for the six months ended March 31, 1999. The deferred income taxes that would have been required if the Company had terminated its S Corporation status as of March 31, 1999 are immaterial, therefore a pro forma balance sheet has not been presented for deferred taxes.

To determine pro forma deferred income tax, the Company used the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are recognized with respect to tax consequences attributable to the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when such amounts are realized or settled. The resulting deferred tax assets and liabilities if material, would have been adjusted to reflect changes in tax laws or rates in the period of enactment.

                           PROCESS, INC. D/B/A MUNIS

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                 (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)


NOTE B - ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:


                                                         March
                                  September            31, 1999
                                   30, 1998           (Unaudited)
                                --------------      ---------------
Billed                          $     6,490,620     $     6,873,073
Unbilled                                724,311             764,350
                                ---------------     ---------------
                                      7,214,931           7,637,423
   Less reserve for returns              75,000              75,000
                                ---------------     ---------------
       Net receivable           $     7,139,931     $     7,562,423
                                ===============     ===============


Unbilled receivables represent licenses for software products delivered and installed for which amounts are not currently billable pursuant to the retention provisions regarding the completion of training (which is not considered essential to the functionality of the product).


NOTE C - LONG-TERM DEBT

Current and long-term debt at September 30, 1998 consisted of the following:

                                                                                                         March
                                                                                     September         31, 1999
                                                                                      30, 1998        (Unaudited)
                                                                                    ------------     ------------
8.76% note, payable in 48 monthly installments of
$4,957, including interest, secured by equipment                                    $    160,341     $    132,546

9.5% note, payable in 48 monthly installments of $10,723, including
interest, secured by all business assets                                                 284,464          231,061
                                                                                    ------------     ------------
                                                                                         444,805          363,607
    Less current portion                                                                 152,538          164,360
                                                                                    ------------     ------------
                                                                                    $    292,267     $    199,247
                                                                                    ============     ============


                            PROCESS, INC. D/B/A MUNIS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                  (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)


NOTE C - LONG-TERM DEBT (continued)

Approximate annual maturities for the remaining period of indebtedness:


                                                  March
                            September           31, 1999
                             30, 1998          (Unaudited)
                         ---------------     ---------------
      1999               $       152,538     $       164,360
      2000                       167,886             144,000
      2001                       116,037              55,247
      2002                         8,344                   0
                         ---------------     ---------------
          Total          $       444,805     $       363,607
                         ===============     ===============


NOTE D - CAPITAL LEASES

The Company has a lease for a telephone system (five years beginning in 1994). Based on the provisions of Statement No. 13, issued by the Financial Accounting Standards Board, the lease meets the criteria of capital leases and, accordingly, has been recorded as such. The assets are stated on the balance sheet at September 30, 1998 at their capitalized cost of $73,522. Accumulated amortization of $66,169 and $73,522 at September 30, 1998 and March 31, 1999 has been recognized, respectively.

Future minimum lease payments under the remaining capital lease, together with the present value of minimum lease payments are $7,272 and $1,216 at September 30, 1998 and March 31, 1999, respectively.


NOTE E - DUE FROM SHAREHOLDERS

The Company advances funds to shareholders from time to time on a non-interest bearing basis. Balances owed to the Company were $151,046 at September 30, 1998 and $205,402 at March 31, 1999 .

                            PROCESS, INC. D/B/A MUNIS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                  (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)


NOTE F - LEASING ARRANGEMENTS

The Company leases its office space from a realty company owned by a shareholder. During the year ended September 30, 1998, rental under the lease was approximately $388,000 and includes additional rent for occupancy expenses. Total lease commitments for the next four years amount to $349,920 per year plus additional rent for occupancy expenses. The Company also maintains other office space, with varying terms.


NOTE G - RETIREMENT PLAN

The Company has adopted a 401(k) retirement savings plan whereby all employees are eligible to participate in the plan after six months of service and the attainment of age twenty-one.

A participant's right to receive benefits (vesting) in the employer contributions occurs based on a vesting schedule wherein a participant is 20% vested after two years of service and an additional 20% for each year thereafter. Contributions and forfeitures are allocated based on the participants' relative salaries. For the year ended September 30, 1998, the Company contributed approximately $97,000 to the plan.


NOTE H - FEDERAL TAX DEPOSIT

The Company has federal tax deposits of $81,615 as of September 30, 1998 which are related to the election of its S Corporation status and fiscal year end. In general, such required deposits will fluctuate based on the Company's income levels and are determined based on computations specified by the Internal Revenue Service. Effective with the termination of its S Corporation status, the Company is due a full refund.

                            PROCESS, INC. D/B/A MUNIS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                  (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)


NOTE I - RETAINED EARNINGS

At September 30, 1998, retained earnings consisted of the following:


        Accumulated earnings as a
           C Corporation                                          $      94,052
        Accumulated earnings as
           an S Corporation                                             659,212
                                                                  -------------
                                                                  $     753,264
                                                                  =============


NOTE J - DEMAND NOTES PAYABLE

The Company has a line of credit with a bank, bearing a variable interest rate. At September 30, 1998 the credit line was $650,000 with an interest rate of 9% and at March 31, 1999 was $1,300,000 with an interest rate of 8%. The note is secured by the Company's accounts receivable, inventory, and equipment. At September 30, 1998, the outstanding balance on the credit line was $506,958 and at March 31, 1999 the balance was $137,923.

The Company has a $100,000 equipment line of credit with a bank, bearing a variable interest rate, which was 9.5% at September 30, 1998. This note is secured by the Company's accounts receivable, inventory, and equipment. At September 30, 1998, the outstanding balance on the line of credit was $85,188 and at March 31, 1999 the balance was $72,688.

                            PROCESS, INC. D/B/A MUNIS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                  (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)


NOTE K - PRIOR PERIOD ADJUSTMENT

In connection with the due diligence process conducted by the buyer, it came to the attention of management that certain modifications were needed in the application of generally accepted accounting principles in the preparation of the previously distributed audited financial statements for the year ended September 30, 1998. A special exemption is allowed for an initial public distribution of financial statements in which a change is made to more acceptable accounting principles. Accordingly, the financial statements have been retroactively restated and the effects can be summarized as follows:


                                                                                                                     Effect on
                                                                                              Effect on           October 1, 1997
                                                                                             1998 Income         Retained Earnings
                                                                                          Increase (decrease)   Increase (decrease)
                                                                                          -------------------   -------------------
Accounts receivable recorded in years
prior to 1998 and not yet collected and
not considered probable of collection
at the date the revenue was initially recorded                                                     ($179,019)           ($225,952)

Implicit post contract customer support
(maintenance) offered and not initially
recorded as deferred revenue                                                                         (69,641)            (146,595)

Deposits received at the time of contract
not initially deferred                                                                               (25,209)             (45,835)

Other miscellaneous changes in accrued
liabilities, including employee bonuses                                                               74,793             (183,247)
                                                                                             ---------------      ---------------

                                                                                                   ($199,076)           ($601,629)
                                                                                             ===============      ===============

                            PROCESS, INC. D/B/A MUNIS

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                  (INFORMATION AS OF MARCH 31, 1999 AND FOR THE
             SIX MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)


NOTE L - SUBSEQUENT EVENT

On April 20, 1999, the Company and its shareholders entered into an "Agreement and Plan of Merger" in which the Company was acquired for cash and shares of common stock of the acquiring company, Tyler Corporation.

ITEM 7(b)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following sets forth unaudited pro forma condensed financial information for Tyler Technologies, Inc. (the "Company") in connection with the Company's acquisition of Process, Incorporated d/b/a Computer Center Software and MUNIS (hereafter referred to as "MUNIS"). The unaudited pro forma condensed consolidated income statements for the year ended December 31, 1998 and the three months ended March 31, 1999, gives effect to the acquisition of MUNIS as if it had occurred on January 1, 1998. The unaudited pro forma condensed consolidated balance sheet as of March 31, 1999 has been prepared as if the acquisition of MUNIS had occurred on March 31, 1999.

         The purchase method of accounting has been used in the preparation of the unaudited pro forma condensed consolidated financial statements. Under this method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. For purposes of the unaudited pro forma condensed consolidated financial statements, the purchase price of the company acquired have been allocated based primarily on information furnished by management of the acquired company. The final allocation of the purchase price of the company acquired will be determined in a reasonable time after consummation and will be based on a complete evaluation of the assets acquired and liabilities assumed, including the amounts allocable to identifiable intangible assets and goodwill. Accordingly, the information presented herein may differ from the final purchase price allocation.

         In the opinion of the Company's management, all adjustments have been made that are necessary to present fairly the pro forma data.

         The unaudited pro forma condensed consolidated financial information does not purport to present the actual results of operations or financial position of the Company had the transactions and events assumed therein in fact occurred on the dates indicated, nor is it necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed consolidated financial information is based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with the historical consolidated financial statements, including the notes thereto, of the Company and MUNIS.

                            Tyler Technologies, Inc.
                Pro Forma Condensed Consolidated Income Statement
                      For the Year Ended December 31, 1998
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)




                                                                                                                 PRO FORMA
                                                           HISTORICAL       HISTORICAL         PRO FORMA         COMBINED
                                                            COMPANY           MUNIS(3)         ADJUSTMENTS        COMPANY
                                                          ------------      ------------      ------------      ------------
Revenues                                                  $     50,549      $     15,907      $         --      $     66,456
Costs and expenses:
       Cost of revenues                                         24,749             7,708                --            32,457
       Selling, general and administrative expense              14,461             6,377                --            20,838
       Costs of a certain acquisition opportunity                3,146                --                --             3,146
       Amortization of intangibles                               3,173                --             1,422   (2)       4,595
       Interest expense, net                                     1,831                66             1,188   (4)       3,085
                                                          ------------      ------------      ------------      ------------
Income from continuing operations before income taxes            3,189             1,756            (2,610)            2,335
Income tax provision                                             2,033                62              (361)  (5)       1,734
                                                          ------------      ------------      ------------      ------------
Income from continuing operations                         $      1,156      $      1,694      $     (2,249)     $        601
                                                          ============                                          ============

Income per diluted share from continuing operations       $       0.03                                          $       0.02
                                                          ============                                          ============

Weighted average number of diluted common
 shares outstanding                                             34,400                               2,703            37,103
                                                          ============                                          ============


See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                            Tyler Technologies, Inc.
                Pro Forma Condensed Consolidated Income Statement
                    For the Three Months Ended March 31, 1999
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)



                                                                                                                 PRO FORMA
                                                           HISTORICAL        HISTORICAL        PRO FORMA         COMBINED
                                                            COMPANY             MUNIS         ADJUSTMENTS         COMPANY
                                                          ------------      ------------      ------------      ------------
Revenues                                                  $     20,433      $      5,442      $         --      $     25,875
Costs and expenses:
     Cost of revenues                                            9,827             1,975                --            11,802
     Selling, general and administrative expense                 5,468             2,001                --             7,469
     Amortization of intangibles                                 1,096                --               355   (2)       1,451
     Interest expense, net                                         817                16               298   (4)       1,131
                                                          ------------      ------------      ------------      ------------
Income from continuing operations before income taxes            3,225             1,450              (653)            4,022
Income tax provision                                             1,551                 3               276   (5)       1,830
                                                          ------------      ------------      ------------      ------------
Income from continuing operations                         $      1,674      $      1,447      $       (929)     $      2,192
                                                          ============                                          ============

Income per diluted share from continuing operations       $       0.05                                                  0.06
                                                          ============                                          ============

Weighted average number of diluted common
  shares outstanding                                            35,962                               2,703            38,665
                                                          ============                                          ============



See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                            Tyler Technologies, Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                              As of March 31, 1999
                                 (In Thousands)
                                   (Unaudited)

                                                                                                              Pro forma
                                                    Historical         Historical         Pro forma           Combined
                                                      Company             MUNIS           Adjustments          Company
                                                   -------------      -------------      -------------      -------------
Current assets:
     Cash and cash equivalents                     $       1,821      $          13                         $       1,834
     Accounts receivable, net                             15,536              7,562                                23,098
     Prepaids and other current assets                     2,763                707                                 3,470
     Current notes receivable                              5,788                                                    5,788
     Deferred income taxes                                 1,028                                                    1,028
                                                   -------------      -------------      -------------      -------------
     Total current assets                                 26,936              8,282                 --             35,218

Property and equipment, net                               14,691                935                 --             15,626
Goodwill and other intangibles, net                      107,653                                28,431   (2)      136,084

Non-current notes receivable                               5,171                                                    5,171
Other receivables                                          3,612                                                    3,612
Sundry assets                                                886                 82                                   968
                                                   -------------      -------------      -------------      -------------
     Total assets                                  $     158,949      $       9,299      $      28,431      $     196,679
                                                   =============      =============      =============      =============


Current liabilities:
     Demand notes payable                          $          --      $         211                         $         211
     Accounts payable and accrued expenses                 9,141              2,552                                11,693
     Current portion of long-term debt                     1,957                165               (165)  (2)        1,957
     Deferred revenue                                     10,073              4,056                                14,129
     Income tax payable                                      254                                                      254
                                                   -------------      -------------      -------------      -------------
    Total current liabilities                             21,425              6,984               (165)            28,244
Long-term debt, less current portion                      36,633                199               (199)  (2)       36,633
                                                                                                16,350             16,350
Other liabilities                                          6,792                                                    6,792
Deferred income taxes                                     10,434                                                   10,434
Shareholders' equity                                      83,665              2,116             (2,116)  (2)       83,665
                                                                                                14,561   (2)       14,561
                                                   -------------      -------------      -------------      -------------
    Total liabilities and shareholders' equity     $     158,949      $       9,299      $      28,431      $     196,679
                                                   =============      =============      =============      =============


See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                            TYLER TECHNOLOGIES, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (Tables in thousands)
                                   (Unaudited)



(1) On April 20, 1999, Tyler Technologies, Inc. (the "Company," "Tyler" or "Parent") acquired Process, Incorporated d/b/a Computer Center Software and MUNIS (hereafter referred to as "MUNIS"), a Maine Corporation. The acquisition was consummated pursuant to the terms and conditions of an Agreement and Plan of Merger, dated April 20, 1999, by and among the Company, Computer Center Software, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), MUNIS, and the stockholders of MUNIS in which, among other things, Merger Sub was merged with and into MUNIS. The stockholders of MUNIS received in the merger aggregate consideration of $16,250,000 in cash (reduced for the then outstanding balances of the term debt of MUNIS) and 2,702,703 shares of unregistered Tyler Common Stock. The Company financed the cash portion of the consideration with borrowings under its senior credit facility with Bank of America. MUNIS was a Subchapter S Corporation and an election will be made under Section 338 for income tax purposes.

(2) The acquisition of MUNIS has been accounted for using the purchase method of accounting. The components of the purchase price and the preliminary allocation of purchase price to the assets acquired and liabilities assumed are summarized below:

         Components of purchase price:
           Cash paid from borrowings under the Company's credit facility        $   16,250
           Fair value of common stock issued (a)                                    14,561
           Estimated transaction costs                                                 100
                                                                                ----------
              Total purchase price                                                  30,911

         Allocation of purchase price:
           MUNIS shareholders' equity                                               (2,116)
           MUNIS debt paid at closing by the seller                                   (364)
                                                                                ----------

         Cost in excess of estimated net assets acquired (b)                    $   28,431
                                                                                ==========


     (a) Represents the issuance of 2,702,703 shares of common stock at an average price of $5.3875 per share. The agreement was announced and consummated on April 20, 1999, and the average price was calculated using the average of the closing prices of the Company's Common Stock for the five consecutive trading days beginning two trading days prior to the public announcement by the Company of this acquisition.

     (b) Represents the excess purchase price over the estimated fair value of the assets acquired. Goodwill is expected to be amortized over 20 years, amounting to $1,422,000 annually and the accompanying unaudited pro forma condensed consolidated income statement for the three months ended March 31, 1999 reflects $355,000 of such amortization. For purposes of the preliminary allocation of the purchase price, the Company assumed that the historical balances of net property and equipment to be acquired approximates fair value, as well as the remaining historical net assets acquired of MUNIS.

(3) MUNIS's fiscal year-end is September 30. Accordingly, MUNIS's audited statement of operations for the year ended September 30, 1998 has been adjusted to conform to the Company's calendar year financial statements as follows:


                                                                 AUDITED
                                                                12 MONTHS     LESS         ADD      12 MONTHS
                                                                  ENDED     3 MONTHS     3 MONTHS     ENDED
                                                                30-SEP-98   31-DEC-97    31-DEC-98  31-DEC-98
-------------------------------------------------------------------------------------------------------------
Revenues                                                         $14,008     $ 2,403      $ 4,302     $15,907
Costs and expenses:
     Cost of revenues                                              7,283       1,636        2,061       7,708
     Selling, general and administrative expense                   5,773       1,170        1,774       6,377
     Interest expense, net                                            68          12           10          66
                                                                 --------------------------------------------
Income (loss) from continuing operations before income taxes         884        (415)         457       1,756
Income tax provision (benefit)                                        42          15           35          62
                                                                 --------------------------------------------
Net income (loss)                                                $   842     $  (430)     $   422     $ 1,694
                                                                 ============================================





(4) To record interest expense at approximately 7.5% on average long-term debt after giving effect to the acquisition and reduced for interest expense recorded by MUNIS as follows:


                                                                                                  THREE MONTHS
                                                                              YEAR ENDED              ENDED
                                                                          DECEMBER 31, 1998      MARCH 31, 1999
----------------------------------------------------------------------------------------------------------------
Additional bank borrowings                                                        $ 16, 350             $ 16,350
                                                                      ==========================================

Interest expense at 7.5%                                                          $   1,226             $    307
Less historical interest expense                                                        (66)                 (16)
Add historical interest expense on
     demand notes payable                                                                28                    7
                                                                      ------------------------------------------
Net adjustment for net increase in interest expense                               $   1,188             $    298
                                                                      ==========================================

         A 1/8% change in interest rates would cause interest expense related to the acquisition of MUNIS to increase or decrease by approximately $21,000 per year.

(5) To adjust the portion of MUNIS's historical income taxes, which were calculated on a basis applicable to a Subchapter S Corporation, to taxes calculated on a basis applicable to a C Corporation using an incremental effective income tax rate of 35%. The adjustment also takes into consideration federal and state income taxes related to the additional interest and deductible goodwill amortization.

                                 EXHIBIT INDEX


Exhibit
Number                            Description
-------                           -----------

23.1           Consent of Marshall & Libby